================================================================================



                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                      among

                       CAPITAL SENIOR LIVING CORPORATION,
                     CAPITAL SENIOR LIVING ACQUISITION, LLC

                                       and

                           ILM II SENIOR LIVING, INC.

                                October 19, 1999


================================================================================



                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I

THE MERGER
         SECTION 1.1            Effective Time of the Merger......................................................2
         SECTION 1.2            Closing...........................................................................2
         SECTION 1.3            Effects of the Merger.............................................................2
         SECTION 1.4            Organizational Instruments........................................................3
         SECTION 1.5            Member............................................................................3

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK AND
MEMBERSHIP INTERESTS OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES
         SECTION 2.1            Effect on Capital Stock and Membership Interests..................................3
         SECTION 2.2            Letters of Transmittal............................................................4
         SECTION 2.3            Exchange Procedures...............................................................4

ARTICLE III

REPRESENTATIONS AND WARRANTIES
         SECTION 3.1            Representations and Warranties of the Company.....................................6
         SECTION 3.2            Representations and Warranties of CSLC and Sub...................................17

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS
         SECTION 4.1            Covenants of the Company CSLC and Sub............................................20

ARTICLE V

ADDITIONAL AGREEMENTS
         SECTION 5.1            Preparation  of the  Company  Proxy  Statement  and the  Schedule 13E-3..........26
         SECTION 5.2            Access to Information............................................................26
         SECTION 5.3            Stockholder's Meeting............................................................27
         SECTION 5.4            Consents and Approvals...........................................................27
         SECTION 5.6            Expenses; Liquidated Damages.....................................................28
         SECTION 5.7            Brokers or Finders...............................................................29
         SECTION 5.8            CSLC Advisory Board..............................................................30
         SECTION 5.9            Indemnification; Directors'and Officers'Insurance................................30


                                      (i)

         SECTION 5.10           Proposed Simultaneous Acquisition................................................32
         SECTION 5.11           Additional Agreements; Best Efforts..............................................33
         SECTION 5.12           Conveyance Taxes.................................................................33
         SECTION 5.13           Public Announcements.............................................................34
         SECTION 5.14           Notification of Certain Matters..................................................35
         SECTION 5.15           Company Taxes....................................................................35
         SECTION 5.16           Original Agreement...............................................................35
         SECTION 5.17           Financing Commitments............................................................35

ARTICLE VI

CONDITIONS PRECEDENT
         SECTION 6.1            Conditions to Each Party's Obligation to Effect the Merger.......................36
         SECTION 6.2            Conditions of Obligations of CSLC and Sub........................................36
         SECTION 6.3            Conditions of Obligations of the Company.........................................37

ARTICLE VII

TERMINATION AND AMENDMENT
         SECTION 7.1            Termination......................................................................38
         SECTION 7.2            Effect of Termination............................................................39
         SECTION 7.3            Amendment........................................................................40
         SECTION 7.4            Extension; Waiver................................................................40

ARTICLE VIII

GENERAL PROVISIONS
         SECTION 8.1            Nonsurvival of Representations, Warranties and Agreements........................40
         SECTION 8.2            Notices..........................................................................40
         SECTION 8.3            Interpretation...................................................................42
         SECTION 8.4            Counterparts.....................................................................42
         SECTION 8.5            Entire Agreement; No Third Party Beneficiaries...................................42
         SECTION 8.6            Governing Law....................................................................43
         SECTION 8.7            No Remedy in Certain Circumstances...............................................43
         SECTION 8.8            Assignment.......................................................................43
         SECTION 8.9            Gender and Number Classification.................................................43
         SECTION 8.10           Knowledge........................................................................43


                                      (ii)

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated October 19, 1999 (this "Agreement"), among CAPITAL SENIOR LIVING CORPORATION, a Delaware corporation ("CSLC"); CAPITAL SENIOR LIVING ACQUISITION, LLC, a Delaware limited liability company, all of the outstanding membership interests in which are wholly-owned by CSLC ("Sub"); and ILM II SENIOR LIVING, INC., a Virginia finite-life corporation (the "Company").


                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, CSLC, Sub, Capital Senior Living Trust I, a grantor trust established under the laws of the State of Delaware and a wholly owned subsidiary of CSLC, and the Company, entered into an Agreement and Plan of Merger dated as of February 7, 1999 (the "Original Agreement");

         WHEREAS, the parties to the Original Agreement desire to amend and restate in their entirety the terms and conditions of the Original Agreement as hereinafter set forth;

         WHEREAS, the respective Boards of Directors of CSLC and the Company have determined that it is fair to and in the best interests of their respective stockholders to consummate the acquisition of the Company by CSLC, by means of a cash out merger of the Company with and into Sub, upon the terms and subject to the conditions set forth herein (the "Merger");

         WHEREAS, the respective Boards of Directors of CSLC and the Company, and CSLC as sole member of Sub, have approved the Merger and this Agreement and the transactions contemplated hereby;

         WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a purchase of the Company by CSLC, and the Merger shall be reported for federal, state and local income tax purposes as a fully taxable acquisition by CSLC of all of the assets of the Company;

         WHEREAS, CSLC, Sub, and the Company desire to make certain representations, warranties, agreements and covenants in respect of the Merger and also to prescribe various conditions thereto, all as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual premises and the representations, warranties, agreements and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, articles of merger (the "Articles of Merger") and a certificate of merger (the "Certificate of Merger"), respectively, shall be duly prepared, executed and acknowledged by the "Surviving Entity" (as defined in Section 1.3) and delivered to the Secretary of the Commonwealth of Virginia (the "Virginia Secretary") and to the Secretary of State of Delaware (the "Delaware Secretary") for filing as provided in the Virginia Stock Corporation Act, as amended (the "Va Act"), and as provided in the Delaware Limited Liability Company Act, as amended (the "DLLCA"), as soon as practicable on or after the "Closing Date" (as defined in Section 1.2). The Merger shall become effective upon the filing of the Articles of Merger and the Certificate of Merger with the Virginia Secretary and the Delaware Secretary, respectively, or at such other date and time subsequent thereto as mutually agreed by CSLC and the Company and expressly provided in the Articles of Merger and the Certificate of Merger (the "Effective Time").

         SECTION 1.2 Closing. The closing of the Merger (the "Closing") shall occur at 10:00 a.m., Eastern time, on a date to be mutually specified by the parties hereto, which date shall be the first day of the calendar month (provided that if such day is not a business day, then the Closing shall occur on the first business day next following such day but nonetheless shall be deemed to have occurred on the first day of such calendar month) next following the waiver or satisfaction, as applicable, of the last to occur of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Greenberg Traurig, The MetLife Building, 200 Park Avenue, 15th Floor, New York, NY 10166, unless another date, time or place is agreed to by the parties hereto.

         SECTION 1.3 Effects of the Merger. (a) At the Effective Time, the Company shall be merged with and into Sub, and thereupon, the separate corporate existence of the Company shall cease (Sub and the Company being sometimes hereafter referred to as the "Constituent Corporations" and Sub being sometimes hereafter referred to as the "Surviving Entity").

                  (b) At the Effective Time, the effect of the Merger shall be as provided in the Va Act and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, interests, privileges, powers and franchises of the Company and Sub thereupon shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Sub ("Liabilities") thereupon shall become the Liabilities of the Surviving Entity.

         SECTION 1.4 Organizational Instruments. The Certificate of Formation of Sub in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Entity from and after the Effective Time until thereafter duly amended or restated in accordance with applicable law. The Operating Agreement of Sub in effect immediately prior to the Effective Time shall be the Operating Agreement of the Surviving Entity from and after the Effective Time until thereafter duly amended or restated in accordance with the Certificate of Formation of the Surviving Entity and applicable law.

         SECTION 1.5 Member. The sole member of Sub immediately prior to the Effective Time shall continue as the sole member of the Surviving Entity from and after the Effective Time until thereafter substituted or changed pursuant to the Operating Agreement and the DLLCA.

                                   ARTICLE II

            EFFECT OF THE MERGER ON THE CAPITAL STOCK AND MEMBERSHIP
             INTERESTS OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                                  CERTIFICATES

         SECTION 2.1 Effect on Capital Stock and Membership Interests. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of capital stock or membership interests of the Company, CSLC, or Sub:

                  (a) Membership Interests of Sub. Each membership interest of Sub outstanding immediately prior to the Effective Time and owned by CSLC automatically shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable membership interest of the Surviving Entity.

                  (b) Cancellation of Certain Stock. All shares of common stock, $.01 par value, of the Company (the "Company Common Stock") owned by the Company as treasury stock and all shares of the Company Common Stock owned by CSLC, Sub, or any other Subsidiary of the Company and CSLC, automatically shall be canceled and retired and shall cease to exist and no capital stock or other interests of CSLC, Sub, or any other Subsidiary of CSLC or other consideration (whether consisting of cash or property) shall be delivered in exchange therefor.

                  As used in this Agreement, the word "Subsidiary" means, with respect to any person or entity, any person or entity of which more than 50% of the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or others performing similar functions are owned directly, or indirectly through one or more intermediaries, by such person or entity.

                  (c) Merger Consideration. Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than any shares to be canceled in accordance with Section 2.1(b)) shall, at the Effective Time, automatically be converted into the right to receive $14.471836 in cash (the "Merger Consideration"). All such shares of Company Common Stock, when converted as provided in this Section 2.1(c), no longer shall be outstanding and automatically shall be canceled and retired and shall cease to exist, and each certificate previously evidencing such shares of Company Common Stock thereafter shall represent only the right to receive the Merger Consideration. The holders of certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights of beneficial ownership or otherwise with respect to such shares except as otherwise provided in this Agreement or by law and upon the surrender of certificates therefor in accordance with the provisions of Section 2.3 shall only represent the right to receive the Merger Consideration, without any interest thereon.

         SECTION 2.2 Letters of Transmittal. On such date on which the Company Proxy Statement (as defined in Section 3.1(c)) is mailed to holders of the Company Common Stock, the Company shall mail to each such holder on the record date established for such holders entitled to notice of and to vote at the Company Stockholders' Meeting (as defined in Section 3.1(c)), a form of letter of transmittal, and other appropriate materials instructing each such holder on the procedures required to receive the Merger Consideration in respect of each share of Company Common Stock.

         SECTION 2.3 Exchange Procedures (a) Exchange Agent; Exchange Funds. Immediately prior to the Effective Time, CSLC shall deposit (or cause to be deposited) with ChaseMellon Shareholder Services, L.L.C., or such other bank or trust company designated by CSLC and having net capital in excess of $250,000,000 and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of the Company Common Stock, for exchange in accordance with this Article II, the aggregate Merger Consideration payable by CSLC in the Merger to all holders of the Company Common Stock (the "Exchange Funds").

                  (b) Surrender of Certificates. Promptly after the Effective Time, the Exchange Agent shall distribute to each holder of the Company Common Stock, upon surrender to the Exchange Agent of the certificate(s) for cancellation in exchange for the Exchange Funds in accordance with this
Article II, the aggregate Merger Consideration to which each such holder is entitled to receive in the Merger. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of the Company Common Stock may be issued to a transferee if certificate(s) representing such Company Common Stock are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Exchange Funds in accordance with this Article II, without any interest thereon.

                  (c) No Further Ownership Rights in the Company Common Stock. All Exchange Funds issued and paid upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares, subject, however, to the Surviving Entity's obligation to pay any dividends and make any other distributions having a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock after the date hereof and otherwise in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificate(s) representing shares of the Company Common Stock are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) Termination of Exchange Funds. Any portion of the Exchange Funds which remains undistributed to the holders of the Company Common Stock on the first anniversary of the Effective Time shall be delivered to CSLC or the Surviving Entity, upon demand by CSLC, and any holders of the Company Common Stock who have not theretofore surrendered their shares (in accordance with this Article II and the instructions set forth in the letter of transmittal received by such holders) thereafter shall look only to CSLC and the Surviving Entity for payment of the aggregate Merger Consideration to which they are entitled in the Merger.

                  (e) No Liability. Neither CSLC, Sub, nor the Company shall be liable to any holder of Company Common Stock for any cash or property in respect thereof delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law.

                  (f) Lost or Stolen, etc. Certificates. If any certificate evidencing shares of the Company Common Stock shall have been lost, stolen or destroyed, then in such event, upon the submission of a duly notarized affidavit of that fact by the person claiming such certificate(s) to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond, indemnity or similar surety in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such certificate(s), the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration.

                  (g) Withholding Taxes. CSLC and Sub shall be entitled to deduct and withhold (or cause the Exchange Agent to deduct and withhold) from the Merger Consideration payable to a holder of the Company Common Stock, all withholding and stock transfer taxes, including, without limitation, withholding taxes imposed by the Foreign Investors Real Property Tax Act of 1980. To the extent such amounts are so withheld, they shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding was made by CSLC and Sub.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to each of CSLC and Sub as follows:

                  (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a material adverse effect on the properties, assets, financial condition or operations of the Company and its Subsidiaries taken as a whole and/or would prevent or materially impair the consummation by the Company of the Merger and the transactions contemplated thereby and hereby (a "Material Adverse Effect").

                  (b) Capital Structure. The authorized capital stock of the Company consists of 12,500,000 shares of the Company Common Stock, $.01 par value. At the close of business on the date hereof, 5,181,236 shares of the Company Common Stock were issued and outstanding. Except as provided in this Agreement, there are no shares of capital stock of the Company outstanding and there are no options, warrants, calls, rights or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any voting debt securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right or agreement. All outstanding shares of the Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

                  The authorized capital stock of ILM II Holding, Inc. ("ILM II Holding") consists of 50,000 shares of common stock, $.01 par value ("Holding Common Stock") and 275 shares of Series A Preferred Stock, no par value ("Holding Preferred Stock"). At the close of business on the date hereof, 50,000 shares of Holding Common Stock and 275 shares of Holding Preferred Stock, respectively, were issued and outstanding. All outstanding shares of Holding Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and wholly owned by the Company. All outstanding shares of Holding Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable.

                  (c) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement and the Merger by the holders of not less than 66-2/3% of the outstanding Company Common Stock (the "Company Stockholder Approval Condition"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval Condition. This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval Condition, constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The execution and delivery of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material right or benefit under, or the creation or imposition of any lien, pledge, adverse claim, security interest, charge or other encumbrance ("Lien") on or against any assets or properties of the Company or any of its Subsidiaries (any such conflict, violation, default, right of termination, cancellation, acceleration, loss, creation or imposition, hereafter a "Violation"), pursuant to, (i) any provision of the Articles of Incorporation or By-laws or analogous instruments of governance or formation of the Company or any of its Subsidiaries presently in effect, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.1(j)(i)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, or their respective properties or assets, except in the case of this clause (ii), for any such Violation which insofar as reasonably can be foreseen would not have a Material Adverse Effect.

                  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other public or governmental authority (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, the failure to obtain which insofar as reasonably can be foreseen would have a Material Adverse Effect, except for (i) the filing with the Securities and Exchange Commission ("SEC") of a proxy statement (the "Company Proxy Statement") in definitive form on Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the special meeting (the "Company Stockholders' Meeting") of holders of the Company Common Stock to be convened as required by the Va Act and in accordance with the Company's Articles of Incorporation and By-laws to vote upon the adoption and approval of this Agreement and the Merger and the transactions contemplated hereby and thereby, the related Transaction Statement of the Company and CSLC on Schedule 13E-3 (the "Schedule 13E-3"), and such reports and other transaction statements under the Exchange Act as may be required in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby, (ii) the filing of the Articles of Merger, the Certificate of Merger and such other appropriate documents with the Virginia Secretary and the Delaware Secretary, as applicable, and relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) all applicable filings, if any, with, and submissions of information to, the United States Federal Trade Commission ("FTC") and the United States Department of Justice, Antitrust Division ("DOJ"), pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other filings, authorizations, orders and approvals as may be required and which heretofore have been made or obtained.

                  The Board of Directors of the Company (the "Company Board") has unanimously approved this Agreement, the Merger and all of the transactions contemplated hereby and thereby and has resolved unanimously to recommend that holders of the Company Common Stock approve and adopt this Agreement and the Merger; provided that the Company Board may withdraw, modify or change such recommendation (including in a manner adverse to CSLC) under the circumstances set forth in the second sentence of Section 4.1(e)(ii).

                  (d) SEC Documents. The Company has made available to CSLC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since September 1, 1997 (as such documents have been amended to date, the "Company SEC Documents") which constitute all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable thereto (other than with respect to the timely filing thereof), and none of the Company SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited or interim statements, as permitted by the SEC's Quarterly Report on Form 10-Q) and fairly present (subject, in the case of the unaudited or interim statements, to normal and recurring audit adjustments) the consolidated financial position of the Company and its Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since November 30, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities, except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice, including the Company's obligations under the "Fleet Agreement" (as hereinafter defined), (ii) liabilities incurred in connection with or as a result of this Agreement and the Merger and the transactions contemplated thereby, and (iii) such other liabilities and obligations which, individually or in the aggregate, are de minimis.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or (to the extent permitted by applicable rules of the SEC) incorporated by reference in the Company Proxy Statement and/or the Schedule 13E-3 shall, on the date the same is filed with the SEC in definitive form, on each date on which the Company Proxy Statement is mailed to holders of the Company Common Stock, and on the date of the Company Stockholders' Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement shall, on each date mailed to holders of Company Common Stock in connection with the Company Stockholders' Meeting and at all times thereafter to the Closing Date, comply in all material respects with the provisions of Regulation 14A under the Exchange Act.

                  (f) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, authorizations and approvals of all Governmental Entities which are material to the operation of their respective businesses (the "Company Permits"). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply insofar as reasonably can be foreseen would not have a Material Adverse Effect. Except as disclosed in the Company SEC Documents, the respective businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which do not, and insofar as reasonably can be foreseen would not, have a Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same other than those the outcome of which, insofar as reasonably can be foreseen, would not have a Material Adverse Effect.

                  (g) Litigation. Except as disclosed in the Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries, would insofar as reasonably can be foreseen, have a Material Adverse Effect, nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries of the Company having, or which insofar as reasonably can be foreseen would have, a Material Adverse Effect.

                  (h) Taxes. (i) The Company and each of its Subsidiaries has filed all material tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf) all taxes required to be paid as shown on such returns, and all such tax returns are complete and accurate in all material respects. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries accrued through the date of such financial statements. Since November 30, 1998, neither the Company nor any of its Subsidiaries have incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Internal Revenue Code of 1986, as amended (the "Code"), and neither the Company nor any of its Subsidiaries has incurred any liability for taxes other than in the ordinary course of business. No event has occurred and no condition exists which presents a material risk that any material tax liability described in the preceding sentence will be imposed upon the Company and its Subsidiaries. No material deficiencies for any taxes have been proposed, asserted or assessed by any Governmental Entity against the Company or any of its Subsidiaries. No requests for waivers of the time to assess taxes are pending and no tax returns of the Company or any of its Subsidiaries has been or are currently being audited by any applicable taxing authority. There are no tax liens on any asset of the Company or its Subsidiaries other than liens for current taxes not past due and payable.

                  For purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") includes all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, windfall profits, ad valorem, stamp, severance, occupation, premium, customs duties, commercial rent, capital stock, paid-up capital, value added, unemployment, disability, alternative or add-on minimum, single business, social security, registration, estimated, environmental, employment, use, real or personal property, withholding, excise and other taxes, imposts, duties or assessments of any nature whatsoever, together with all interest, penalties, charges and additions to tax imposed with respect to such amounts.

                           (ii)     The Company (A) for all taxable years
commencing with the tax year which began January 1, 1996 through its most recent taxable year end has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code, has not been subject to Section 269B(a) of the Code, and has satisfied all requirements to qualify as a REIT for such periods, (B) has operated since its most recent tax year end in such a manner so as to qualify as a REIT for the taxable year ending through the Closing Date, and (C) has not taken (or omitted to take) any action which reasonably would be expected to (1) result in any rents paid by the tenants of the "Senior Housing Facilities" (as such term is defined in the Company SEC Documents) to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code or (2) otherwise result in a challenge to its status as a REIT, and no such challenge is pending or, to the Company's knowledge, threatened, by or before any Governmental Entity.

                           (iii)    ILM II Holding (A) for all taxable years
commencing with the tax year which commenced on January 1, 1996 through its most recent taxable year end has been subject to taxation as a REIT within the meaning of Section 856 of the Code, has not been subject to Section 269B(a) of the Code, and has satisfied all requirements to qualify as a REIT for such periods, (B) has operated since its most recent taxable year end in such manner so as to qualify as a REIT for the taxable year ending through the Closing Date, and (C) has not taken (or omitted to take) any action which reasonably would be expected to (1) result in any rents paid by the tenants of the Senior Housing Facilities to be excluded from the definition of rents from real property under
Section 856(d)(2) of the Code or (2) otherwise result in a challenge by any taxing authority to its status as a REIT, and no such challenge is pending or, to the Company's or ILM II Holding's knowledge, threatened, by or before any Governmental Entity.

                           (iv)     Each of the Company and ILM II Holding is a
"domestically-controlled REIT" (as defined in Section 897(4) of the Code).

                  (i) Certain Agreements. Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice involving the payment of more than $25,000 per annum, (other than that certain consulting agreement between the Company, ILM Senior Living, Inc., ILM I Lease Corporation, ILM II Lease Corporation and David Carlson, dated October 16, 1997, as amended on August 6, 1998 and September 25, 1998, which is renewable annually by the parties thereto and upon failure to renew or termination, provides for a $100,000 payment to Mr. Carlson) or any union, guild or collective bargaining agreement, (ii) agreement with any executive officer or key employee of the Company or any Subsidiary of the Company the benefits of which are contingent or the terms of which would be materially altered upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which would be increased or the vesting of the benefits of which would be accelerated upon consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which would be calculated by reference to any of the transactions contemplated by this Agreement.

                  (j) Benefit Plans. (i) Neither the Company nor any other member of a "Company Controlled Group" (as hereafter defined) maintains, contributes to or participates in, or has any obligation to maintain, contribute to or participate in, any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), retirement or deferred compensation plan, incentive compensation plan, consulting agreement, unemployment compensation plan, vacation pay plan, severance plan, retiree medical plan, bonus plan, stock compensation plan or any other type of employee-related arrangement, program, policy, plan or agreement (all of such plans being hereinafter referred to as "Company Benefit Plans"). For purposes of this Section 3.1(j), the term "Company Controlled Group" means the Company and each other corporation or other entity which has at any other time been under common control with the Company pursuant to Sections 414(b),
(c), (m) or (o) of the Code.

                           (ii)     With respect to each Company Benefit Plan,
(A) there has been no material violation of any applicable provision of ERISA which could result in a material liability being imposed upon the Company; (B) each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received (or prior to the Effective Time shall have received) a favorable determination letter with respect to such qualification and, to the knowledge of the Company, nothing has occurred (or prior to the Effective Time shall occur) which could reasonably be expected to jeopardize such favorable determination;
(C) neither the Company nor any other member of the Company

Controlled Group is subject to any material outstanding liability or obligation relating to any such Company Benefit Plan (other than the obligation to make contributions to, or pay benefits with respect to, any such Company Benefit Plan, such contributions and/or benefits being made or paid no later than the date(s) required by law or the terms of such Company Benefit Plan); and (D) to the knowledge of the Company there are no actual or pending claims or actions (other than claims for benefits in the ordinary course) relating to any such Company Benefit Plan.

                           (iii) There are no unfunded and accrued benefit
obligations for which contributions have not been properly accrued to the extent required by GAAP, on the consolidated financial statements of the Company and its Subsidiaries, which obligations reasonably are likely to have a Material Adverse Effect.

                  (k) Title to and Sufficiency of Assets. The Company directly, or indirectly through a wholly-owned Subsidiary, owns, and as of the Effective Time the Company shall own, valid title to all of its assets constituting the Senior Housing Facilities and personal property which is material to the businesses of the Company and its Subsidiaries taken as a whole, free and clear of any and all Liens, except as set forth in the Company SEC Documents. Such assets include all tangible and intangible real or personal property, contracts and rights necessary or required for the operation of the business of the Company and its Subsidiaries.

                  (l) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents, since November 30, 1998, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course and, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen would have, a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or its Subsidiaries' capital stock, except for cash dividends in respect of the Company's or its Subsidiaries' taxable income, the declaration and payment of which is necessary to preserve the Company's or its Subsidiaries' REIT status; (iii) any change in the Company's significant accounting policies; or (iv) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) having, or which insofar as reasonably can be foreseen would have, a Material Adverse Effect.

                  (m) Opinion of Financial Advisor. The Company has received the written opinion of Cohen & Steers Capital Advisors LLC dated October 6, 1999 a true and complete copy of which has been delivered (but not addressed) to CSLC, to the effect that as of the date of such opinion the Merger Consideration to be paid by CSLC in the Merger is fair to the holders of Company Common Stock, from a financial point of view.

                  (n) Virginia Anti-takeover Statutes Not Applicable. The Company has taken or caused to have been taken (or prior to the Effective Time shall have taken or cause to have been taken) and has done or caused to have been done (or prior to the Effective Time shall do or cause to have been done) all things necessary to make inapplicable to this Agreement, the Merger and the transactions contemplated hereby and thereby, all "change-in-control," "fair price," "interested stockholder," "business combination," "control share acquisition," "merger moratorium," "voting sterilization" and all other anti-takeover and stockholder protection laws enacted under the Va Act or any other internal laws of the Commonwealth of Virginia (collectively, "State Takeover Laws").

                  (o) Vote Required. The affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (p) Environmental Matters. The operations of the Company and its Subsidiaries are in compliance with all applicable "Environmental Laws" (as defined herein) and all of the Company Permits issued pursuant to Environmental Laws, except where the failure so to comply insofar as reasonably can be foreseen would not have a Material Adverse Effect. The Company and its Subsidiaries have obtained all of the Company Permits under all applicable Environmental Laws necessary to operate their businesses. Neither the Company nor any of its Subsidiaries have received any written notification from any Governmental Entity asserting that the Company or any of its Subsidiaries is in violation of any the Company Permits issued pursuant to any Environmental Law. There are no investigations of the business, operations or Senior Housing Facilities, pending or, to the Company's or any of its Subsidiaries' knowledge, threatened, by any Governmental Entity which violation, insofar as reasonably can be foreseen, would result in the imposition of material liability on the Company or any of its Subsidiaries (or any successor-in-interest thereto) pursuant to any Environmental Law. There is not located at any of the Senior Housing Facilities any underground storage tanks ("USTs") or asbestos - containing or polychlorinated biphenyls ("PCBs").

                  For purposes of this Agreement, "Environmental Law" means any foreign, Federal, state or local statute, regulation, ordinance or rule of common-law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Clean Water Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Federal Insecticide, Fungicide and Rodenticide Act (17 U.S.C. Section 136 et. seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.), and the rules and regulations promulgated thereunder.

                  (q) Insurance. The properties, buildings, fixtures, equipment and machinery of the Company and its Subsidiaries are adequately insured by financially sound and reputable insurers in adequate amounts and against such risks and contingencies as are insured against by persons customarily owning, operating and leasing properties, buildings, fixtures, equipment and machinery in substantially the same manner and in the same locations as the Company and its Subsidiaries. All insurance policies of the Company and its Subsidiaries relative to the foregoing are in full force and effect and, to the Company's knowledge, neither the Company nor any of its Subsidiaries is in default of any provision thereof, except for such defaults which insofar as reasonably can be foreseen would not have a Material Adverse Effect.

                  (r) FCPA. Neither the Company or any of its Subsidiaries nor, to the Company's knowledge, any of its or any of its Subsidiaries' directors or officers, has (i) used any Company or such Subsidiary funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any Company or such Subsidiary funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"); or (iv) made any bribe, rebate, payoff, influence payment, "kickback" or other unlawful payment to any person or entity with respect to any Company or any of its Subsidiaries' matters.

                  (s) Company Affiliate Transactions. Except as disclosed in the Company SEC Documents, from September 1, 1997 to the date hereof, there have been no transactions, agreements or understandings between the Company or any of its Subsidiaries on the one hand, and the Company's or any of its Subsidiaries' affiliates, officers or directors on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

                  (t) Company Internal Controls. The Company maintains accurate books and records reflecting its assets and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the assets of the Company; (iii) access to the assets of the Company is generally permitted only in accordance with management's authorization; (iv) the reported accountability of the assets of the Company is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of such receivables on a current and timely basis. The books of account, stock records, minute books and other records of the Company and its Subsidiaries are complete and correct in all material respects.

                  (u) Investment Company Act. The Company is not (and immediately after consummation of the Merger and the other transactions contemplated by this Agreement shall not be) an investment company within the meaning of, or a company controlled by an investment company within the meaning of, or otherwise subject to any provisions of, the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the SEC thereunder.

                  (v) Articles of Incorporation and Bylaws. The Company heretofore has furnished to CSLC complete and correct copies of the Articles of Incorporation and the Bylaws (or equivalent organizational documents), in each case as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its Articles of Incorporation or Bylaws (or equivalent organizational documents).

                  (w) Disclosure. No representation or warranty made by the Company in this Agreement and no statement of the Company contained in the Schedules hereto or in any certificate delivered by the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; it being hereby agreed and understood that for purposes of this Section 3.1(w) the term "material" shall be measured by reference to the Company and its Subsidiaries, considered as an entirety.

         SECTION 3.2 Representations and Warranties of CSLC and Sub. CSLC and Sub jointly and severally hereby represent and warrant to the Company as follows:

                  (a) Organization; Standing and Power. Each of CSLC, Sub, and CSLC's other Subsidiaries is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a material adverse effect on the properties, assets, financial condition or operations of CSLC and its Subsidiaries, taken as a whole (a "CSLC Material Adverse Effect").

                  (b) Authority. CSLC and Sub have all requisite corporate and limited liability company authority, as applicable, to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CSLC and Sub have been duly authorized by all necessary corporate and limited liability company action, as applicable, on the part of CSLC and Sub, and the consummation by CSLC and Sub of the transactions contemplated hereby and thereby has been duly authorized by all necessary corporate, and limited liability company action, as applicable, on the part of CSLC and Sub. This Agreement has been duly executed and delivered by CSLC and Sub, as applicable, and, this Agreement constitutes the valid and binding obligations of CSLC and Sub, as applicable, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The execution and delivery of this Agreement does not result in any Violation pursuant to (i) any provision of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, By-laws or analogous instruments of formation or governance of CSLC, Sub, or any of CSLC's Subsidiaries presently in effect or, (ii) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to CSLC or any of its Subsidiaries or their respective properties or assets, except in the case of this clause (ii), for any such Violation which insofar as reasonably can be foreseen would not have a CSLC Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by, or with respect to CSLC or any of its Subsidiaries in connection with the execution and delivery of this Agreement, or the consummation by CSLC or Sub of the transactions contemplated hereby and thereby, the failure to obtain which insofar as reasonably can be foreseen would have a CSLC Material Adverse Effect, except for (i) the filing with the SEC of the Schedule 13E-3 and such other reports and transaction statements under the Exchange Act as may be required in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby, (ii) the filing of the Articles of Merger, the Certificate of Merger and such other appropriate documents with the Virginia Secretary and the Delaware Secretary, as applicable, and other relevant authorities of jurisdictions in which CSLC is qualified to do business, (iii) all applicable filings with, and submissions of information to, the FTC and DOJ pursuant to the HSR Act, and (iv) such other filings, authorizations, orders and approvals as may be required and which heretofore have been made or obtained.

                  (c) Information Supplied. None of the information supplied or to be supplied by CSLC or Sub for inclusion or (to the extent permitted by applicable rules of the SEC) incorporated by reference in the Company Proxy Statement and/or the Schedule 13E-3 shall, on the date the same is filed with the SEC in definitive form, on each date on which the Company Proxy Statement is mailed to holders of the Company Common Stock, and on the date of the Company Stockholders' Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (d) Compliance with Applicable Laws. The businesses of CSLC and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity which violation, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by CSLC of the Merger and the transactions contemplated thereby and hereby. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to CSLC or any of its Subsidiaries is pending or, to the knowledge of CSLC, threatened, nor has any Governmental Entity indicated an intention to conduct the same which investigation or review, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by CSLC of the Merger and the transactions contemplated thereby and hereby.

                  (e) Capital Structure. All of the limited liability member interests of Sub have been duly authorized and are validly issued, fully paid and nonassessable and owned by CSLC.

                  (f) Litigation. There is no suit, action or proceeding pending or, to the knowledge of CSLC, threatened against or affecting CSLC or any of its Subsidiaries, which, if determined adversely to CSLC or any of the Subsidiaries and insofar as reasonably can be foreseen, would prevent or materially impair the consummation by CSLC of the Merger and the transactions contemplated thereby and hereby; nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CSLC or any of its Subsidiaries which judgment, decree, writ, injunction, rule or order, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by CSLC of the Merger and the transactions contemplated thereby and hereby.

                  (g) Ownership and Interim Operations of Sub. The Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. The Sub is, and at the Effective Time will be directly and wholly owned by CSLC. Sub does not own, and at all times from and after the date hereof and prior to the Effective Time will continue not to own, any asset other than an amount of cash necessary for its due incorporation and good standing and to pay the fees and expenses of the Merger attributable to it if the Merger is consummated.

                  (h) Organizational Instruments. CSLC heretofore has furnished to the Company complete and correct copies of the respective organizational and constituent instruments and documents of CSLC, Sub, and each other Subsidiary of CSLC, in each case as amended or restated to the date hereof. None of CSLC, Sub, or any other Subsidiary of CSLC is in violation of any provisions of its respective organizational and constituent instruments and documents.

                  (i) Disclosure. No representation or warranty made by any of CSLC or Sub in this Agreement and no statement of any of CSLC or Sub contained in any certificate delivered by any of CSLC or Sub pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; it being hereby agreed and understood that for purposes of this Section 3.2(i), the term "material" shall be measured by reference to CSLC and its Subsidiaries, considered as an entirety.

                  (j) "Highly Confident Letter". CSLC has obtained and delivered to the Company a complete and correct copy of the letter dated October 13, 1999 of Lehman Brothers and addressed to the Board of Directors of CSLC stating that, subject to the qualifications specified therein, Lehman Brothers is "highly confident" of its ability to raise the Exchange Funds necessary to consummate the Merger.



                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.1 Covenants of the Company CSLC and Sub. During the period from the date of this Agreement and continuing until the Effective Time, to the extent expressly indicated herein, the Company, CSLC and Sub, as applicable, each agrees as to itself and its respective Subsidiaries that (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that the other party shall consent in writing):

                  (a) Ordinary Course. Each of the Company and its Subsidiaries shall conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of the Company, and its Subsidiaries shall use its reasonable best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve satisfactory relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time; provided, however, that without limiting the generality of the foregoing, the Company and its Subsidiaries shall conduct their business substantially in accordance with the operating budgets heretofore approved and presently in effect for the Senior Housing Facilities and the capital budgets as approved by the Company Board.

                  (b) Dividends; Changes in Stock. The Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company or any of its Subsidiaries propose to, (i) declare or pay any dividends (whether of cash, stock or other property) on or make any other distributions in respect of its capital stock, (ii) split, combine or reclassify, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any shares of its capital stock, or (iii) redeem, repurchase or otherwise acquire for value, or permit any of its Subsidiaries to redeem, repurchase or otherwise acquire for value, any shares of its capital stock, except in the case of clause (i) above, ordinary cash dividends declared and paid in respect of the Company Common Stock not in excess of 8.5% of the original issue price per share in any calendar year (subject to the Company's reasonable best efforts to maintain reserves therefor consistent with past practices) and as otherwise required to preserve and maintain the Company's status as a REIT through the Effective Time, and except, in the case of clause
(iii) above, in connection with the redemption of the Holding Preferred Stock as contemplated by this Agreement.

                  (c) Issuance of Securities. The Company shall not, nor shall the Company permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of any class or series of its capital stock, any voting debt securities or any securities convertible into, or exchangeable or exercisable for, any such shares of capital stock or voting debt securities.

                  (d) Governing Documents. Neither the Company, CSLC, Sub, nor any of the Company's Subsidiaries, shall amend or restate (or propose to amend or restate) its Articles of Incorporation, limited liability company operating agreement, partnership agreement, By-laws or any analogous organizational or constituent instruments, except to the extent necessary to facilitate consummation of the Merger.

                  (e) No Solicitation. (i) Until the termination of this Agreement in accordance with Article VII hereof, the Company and its Subsidiaries shall not, directly or indirectly, and the Company shall use its best efforts to ensure that the respective officers, directors and employees of the Company and its Subsidiaries, and its best efforts to ensure that any investment banker, financial advisor, attorney, accountant, broker or other representative or agent retained by or authorized to act on behalf of it or any of its Subsidiaries shall not, directly or indirectly (A) solicit, initiate, facilitate or encourage (including by way of furnishing information or assistance) the submission or receipt of any "Acquisition Proposal" (as defined below) or (B) participate or engage in negotiations or discussions, disclose any material non-public information relating to the Company or any of its Subsidiaries, or afford access to the properties, books or records of the Company or any of its Subsidiaries, in connection with any Acquisition Proposal (or propose or agree to do any of the foregoing); provided that if the Company Board determines, based upon the advice of outside legal counsel, that the failure to engage in such negotiations or discussions, furnish or disclose such information or afford such access would be inconsistent with the fiduciary duties of the Company Board under applicable law, then the Company, in response to an Acquisition Proposal, may furnish and disclose such material non-public information and afford such access with respect to the Company and its Subsidiaries and may fully participate in discussions and negotiations regarding such Acquisition Proposal and conduct all such due diligence and do all acts and things and incur all such expenses necessary to become deliberately and fully informed as to the nature, material terms and likelihood of consummation of the Acquisition Proposal; provided, further, however, that, in connection therewith, the Company and the potential acquiring party shall enter into a customary confidentiality and "standstill" agreement of not less than two years' duration and such agreement otherwise shall be no less restrictive in tenor or scope than that certain Letter Agreement dated March 9, 1998, among the Company, CSLC and the other parties signatory thereto (the "CSLC Letter Agreement").

                  For purposes of this Section 4.1(e), "Acquisition Proposal" means any inquiry, expression of interest, letter of intent, memorandum of understanding, term sheet, offer or proposal from any person or entity (including any "group" within the meaning of Rule 13d-5 under the Exchange Act) relating to any direct or indirect acquisition, lease, sale or other similar transaction (whether in a single transaction or series of related transactions) of 20% or more of the consolidated assets of the Company or 20% or more of any class or series of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer which, if consummated, would result in any person or entity (including any "group" referred to above) beneficially owning 20% or more of any class or series of equity securities of the Company or any of its Subsidiaries, and any merger, consolidation, business combination, sale or other transfer of assets substantially as an entirety, recapitalization, exchange, liquidation, dissolution, divestiture, reorganization or other extraordinary corporate transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Merger.

                  Anything to the contrary in this Section 4.1(e) notwithstanding, nothing contained in this Section 4.1(e) shall prohibit the Company or the Company Board from taking and disclosing to the holders of Company Common Stock pursuant to Rules 14d-9 and 14e-2(a) and Regulations 14A and 14C under the Exchange Act, a position with respect to a tender or exchange offer or solicitation of proxies conducted by a third party or from making such disclosure to holders of the Company Common Stock, or otherwise, as may be required by applicable law (including, without limitation, requirements of the Exchange Act and the regulations promulgated thereunder, the regulations of any national securities exchange registered pursuant to Section 6 of the Exchange Act or U.S. inter-dealer quotation system of a registered national securities association, or Sections 13.1-770 through and including 13.1-775 of the Va Act); provided that neither the Company nor the Company Board (or any special or other committee thereof) shall, except as set forth in Sections 4.1(e)(ii) or 5.3, withdraw, modify or change (or propose to withdraw, modify or change) its recommendation of approval of this Agreement and the Merger or approve or recommend (or propose to approve or recommend) an Acquisition Proposal.

                           (ii)     Except as provided in the next sentence of
this Section 4.1(e)(ii) and in Section 5.3, neither the Company nor the Company Board (or any special or other committee thereof) shall (A) withdraw, modify or change (or propose to withdraw, modify or change) in a manner adverse to CSLC, the recommendation by the Company Board (or any such committee) of the approval of this Agreement and the Merger, (B) approve or recommend (or propose to approve or recommend) an Acquisition Proposal, or (C) cause the Company to enter into a definitive agreement with respect to an Acquisition Proposal. Notwithstanding the immediately preceding sentence, if the Company Board determines, based upon the advice of outside legal counsel, that the failure to take any of the actions contemplated by the immediately preceding sentence would be inconsistent with the fiduciary duties of the Company Board under applicable law, then the Company Board may withdraw, modify or change its recommendation of approval of this Agreement and the Merger, affirmatively approve or recommend a "Superior Proposal" (as defined below), or cause the Company to enter into an agreement with respect to a Superior Proposal; provided, that, in the case of approving, recommending or causing the Company to enter into an agreement with respect to a Superior Proposal, such approval, recommendation or execution and delivery shall occur not earlier than the seventh day next following CSLC's receipt of written notice (by facsimile) advising CSLC that the Company Board has received a Superior Proposal, specifying the material terms and conditions thereof (including, without limitation, the price, structure, tax and accounting treatment, financing requirements (if any), requisite regulatory consents and approvals (if any) and the anticipated timing of receipt of such approvals and, if then known, the approximate anticipated date of consummation thereof) and identifying the person(s) making such Superior Proposal.

                           For purposes of this Agreement, a "Superior Proposal"
means any written Acquisition Proposal to acquire, directly or indirectly (whether in a single transaction or series of related transactions), for consideration consisting of cash, securities and/or other property, 50% or more of the Company Common Stock then outstanding or 50% or more of the consolidated assets of the Company, upon terms and subject to conditions which the Company Board determines in its good faith judgment

(based upon the advice of an investment banking firm of nationally recognized reputation) to be more favorable from a financial point of view to the holders of the Company Common Stock than the Merger, and in respect of which external financing, if required to be obtained by the acquiring person or entity, either then is fully committed (pursuant to a customary commitment letter) or, in the good faith judgment of the Company Board (based upon the advice of said investment banking firm), obtainable by the acquiring person or entity based upon the creditworthiness of such person or entity.

                           (iii) In addition to the obligations of the Company
set forth in Sections 4.1(e)(i) and (ii), the Company shall notify CSLC in writing (by facsimile) within three days of the Company's receipt of any request for information or of the receipt of any Acquisition Proposal, or any communication with respect to (or which reasonably would be expected to result in) an Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or communication (to the same extent set forth parenthetically in the proviso to the second sentence of Section 4.1(e)(ii)). The Company shall inform CSLC of the status and details of (including amendments or proposed amendments to) any such request, Acquisition Proposal or communication. In addition, the Company promptly shall provide to CSLC any due diligence information in respect of the Company furnished to the party making the Acquisition Proposal.

                           (iv) In the event that the Company releases any third
party from its obligations under any standstill agreement or arrangement relating to an Acquisition Proposal or otherwise under any confidentiality or other similar agreement relating to information material to the Company or any of its Subsidiaries, the Company shall simultaneously release CSLC from its obligations and restrictions under the CSLC Letter Agreement.

                  (f) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, limited liability entity, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, in each case, which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole.

                  (g) No Dispositions. The Company shall not, nor shall the Company permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material to the Company and its Subsidiaries taken as a whole.

                  (h) Indebtedness. Other than the indebtedness and the transactions contemplated by that certain Term Loan Agreement dated September 29, 1998, between the Company, ILM II Holding, ILM II Lease Corporation ("ILM II Lease Co") and Fleet National Bank (the "Fleet Agreement"), a true and complete copy of which agreement has been made available to CSLC for inspection, the Company shall not, nor shall the Company permit any of its Subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money.

                  (i) Other Actions. Neither the Company, CSLC, or Sub shall, nor shall the Company, CSLC, or Sub permit any of its Subsidiaries to, take any action that would or reasonably would be likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited) or any of the conditions to the Merger set forth in Article VI hereof not being satisfied.

                  (j) Advice of Changes; SEC Filings. Each of the Company and CSLC shall confer on a regular basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which insofar as reasonably can be foreseen would have, a Material Adverse Effect or a CSLC Material Adverse Effect. Each of the Company and CSLC promptly shall provide the other with true and complete copies of all filings made by it with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (k)      Certain Other Actions.

                           (i)      The  Company  shall, and shall cause each of
its Subsidiaries to, duly and timely file all reports, Federal, state and local tax returns and other documents required to be filed with Federal, state, local and other authorities, subject to extensions permitted by applicable law; provided that, in the case of the Company and ILM II Holding, such extensions do not adversely affect the status of the Company or ILM II Holding as a qualified REIT under the Code.

                           (ii)     The Company shall not and the Company shall
cause its Subsidiaries not to, make or rescind any express or deemed election relative to taxes (unless, in the case of the Company or ILM II Holding, it is required by law or necessary to preserve the status of the Company or ILM II Holding as a REIT for Federal income tax purposes).

                           (iii) The Company shall promptly notify CSLC of any
action, suit, proceeding, claim or audit pending against or with respect to such party or its Subsidiaries in respect of any Federal, state or local taxes where there is a reasonable probability of a determination or decision by a relevant authority which would materially increase the tax liabilities of such party, and the Company shall not change any of the tax elections, accounting methods, conventions or principles which relate to it or its Subsidiaries that insofar as reasonably could be foreseen would materially increase such party's liabilities.

                           (iv) The Company shall, and shall cause ILM II
Holding to, take (or refrain from taking, as applicable) such action(s) as are necessary to maintain the status of each of the Company and ILM II Holding as a REIT for Federal income tax purposes, through the Closing Date.

                  (l) Facilities Lease Agreement. Immediately prior to the Effective Time, the Company shall cause that certain Facilities Lease Agreement, dated September 1, 1995 (the "Lease Agreement"), between ILM II Holding and ILM II Lease Co. to be terminated without any cost or expense to any of the Company, ILM II Holding, CSLC, Sub or the Surviving Entity. From the date hereof, through and including the date of termination of the Lease Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, amend the Lease Agreement or waive the performance by ILM II Lease Co. of any of its duties or obligations under the Lease Agreement.

                  (m) Fleet Agreement. From the date hereof through and including the Effective Time, neither the Company nor any of its Subsidiaries shall draw down or borrow any monies pursuant to the Fleet Agreement for any purpose other than the reimbursement of expenses incurred by the Company or its Subsidiaries in respect of the construction of expansions on the existing Senior Housing Facilities.

                  (n) Contribution and Liquidation. All assets and properties owned, leased and operated by ILM II Holding and all receivables due to ILM II Holding from any person or entity, in each case shall be transferred, contributed and assigned to the Company, and immediately prior to the Merger, ILM II Holding shall be liquidated or merged with and into the Company in a transaction pursuant to Section 332 of the Code, and as a result of such merger or liquidation, the separate corporate existence of ILM II Holding shall have been terminated and the Company thereupon shall own all of the assets of ILM II Holding.



                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1 Preparation of the Company Proxy Statement and the Schedule 13E-3. CSLC and the Company shall cooperate to mutually prepare, file with the SEC and have reviewed and "cleared" by the SEC, as promptly as reasonably practicable after the date hereof, the Company Proxy Statement and the Schedule 13E-3 (including all exhibits, annexes and schedules thereto).

         SECTION 5.2 Access to Information. Upon reasonable notice, the Company and CSLC each shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other agents and representatives of the other, access, during normal business hours during the period from the date hereof until the Effective Time, to all of its properties, books, contracts, commitments and records (including, without limitation, using its best efforts to afford access to, the audit work papers of the independent auditor of each of the Company and CSLC) and, during such period, the Company and CSLC each shall (and shall cause each of its Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the Securities Act, the Exchange Act and the Trust Indenture Act and (b) all other information concerning its business, properties and personnel as such other party reasonably may request. Each of the Company and CSLC shall waive any accountant/client privilege that may exist, and take all other necessary action, to ensure the delivery by the independent auditor of the Company and CSLC of audit work papers to the party requesting such information. Unless otherwise required by law, the parties shall hold all such information which is non-public or otherwise proprietary in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party. In the event of termination of this Agreement for any reason, each party promptly shall return all non-public and proprietary information obtained from any other party, and any copies made of (and other extrapolations from or work product or analyses based on) such documents, to such other party.

         SECTION 5.3 Stockholder's Meeting. The Company shall duly notice and convene as promptly as practicable after the date hereof the Company Stockholders' Meeting for the purpose of voting upon the adoption of this Agreement and the Merger (and the transactions contemplated hereby and thereby). The Company (through the Company Board) shall recommend to the holders of Company Common Stock the approval and adoption of all such matters; and shall use its best efforts to solicit and, if necessary, resolicit the vote of the holders of not less than 66-2/3% of the Company Common Stock in favor of adoption of this Agreement and the Merger (including, if necessary, adjourning or postponing, and subsequently reconvening, the Company Stockholders' Meeting for the purpose of obtaining such votes and engaging proxy solicitation firms and other "street" professionals); provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Company Board may withdraw, modify or change such recommendation (including in a manner adverse to CSLC) under the circumstances set forth in the second sentence of Section 4.1(e)(ii) without any liability or obligation to CSLC (except as set forth in Section 5.6(b)).

                  The Company may, if it withdraws, modifies or changes its recommendation under the circumstances set forth in the second sentence of
Section 4.1(e)(ii), delay the filings or mailing, as the case may be, of the Company Proxy Statement or the convening of the Company Stockholders' Meeting, in each case to the extent necessary to revise the Company Proxy Statement to reflect such withdrawal, modification or change and to provide the minimum notice thereof required under applicable law or the Company's Articles of Incorporation or By-laws.

         SECTION 5.4 Consents and Approvals. Each of the Company and CSLC shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including furnishing all information in connection with approvals of or filings with any Governmental Entity) and shall cooperate with and furnish information to each other in connection with any such requirements imposed upon it or any of its Subsidiaries in connection with the Merger. Each of the Company and CSLC shall, and shall cause its Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with the other in obtaining) each consent, authorization, order or approval of, and each exemption by, each Governmental Entity and other person or entity, required to be obtained or made by the parties hereto or any of their respective Subsidiaries in connection with this Agreement and the Merger or the taking of any action contemplated hereby or thereby.

         SECTION 5.5 Intentionally omitted

         SECTION 5.6 Expenses; Liquidated Damages. (a) Except as hereinafter provided in this Section 5.6, all fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement (including all instruments and agreements prepared and delivered in connection herewith), the Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated or abandoned.

                  (b) Provided that neither CSLC nor Sub then is in material breach of any of its representations, warranties or agreements under this Agreement, the Company shall pay or cause to be paid to CSLC all of "CSLC's Expenses" (as hereinafter defined) if this Agreement shall be terminated pursuant to Section 7.1(e).

                  Provided that neither CSLC nor Sub then is in material breach of any of its representations, warranties or agreements under this Agreement, if this Agreement shall be terminated pursuant to Sections 7.1(f) or 7.1(g), then the Company shall pay (or cause to be paid) to CSLC by wire transfer of same day funds to an account designated in writing by CSLC to the Company a termination fee in the amount of $2,964,400, together with CSLC's Expenses, which fee and expenses shall be payable by the Company not later than the third business day next following the date of termination of this Agreement pursuant to either Section 7.1(f) or 7.1(g).

                  In addition, provided that neither CSLC nor Sub then is in material breach of any of its representations, warranties or agreements under this Agreement, if this Agreement shall be terminated pursuant to Section 7.1(b)(i) due to a material breach by the Company of Section 4.1(e) (and not in respect of any other material breach by the Company of any other provision of this Agreement) and prior to the expiration of the 16-month period next following the date of such termination, a "Third Party Acquisition" (as hereinafter defined) is consummated, then the Company shall pay or cause to be paid to CSLC by wire transfer of same day funds to an account designated in writing by CSLC to the Company, a termination fee in the amount of $2,964,400, together with CSLC's Expenses which fee and expenses shall be payable by the Company on the date of consummation of such Third Party Acquisition (if and only if such Third Party Acquisition shall be consummated prior to the expiration of the 16-month period next following the date of such termination).

                  It is expressly agreed that the amounts to be paid pursuant to this Section 5.6(b) and Section 5.6(e) constitute liquidated damages negotiated at arm's-length and do not constitute, and are not intended by the parties to operate as, a penalty.

                  (c) The costs of filing with the SEC, printing (including financial printer document production costs) and mailing to the holders of Company Common Stock the Company Proxy Statement and the Schedule 13E-3, shall be borne equally by the Company and CSLC. As of the date hereof, each of the Company and CSLC acknowledges that such costs approximate $65,000 in the aggregate and each of CSLC and the Company agrees to pay 50% of such costs in accordance with this Section 5.6.

                  (d) The Company shall promptly pay or cause to be promptly paid (not later than 10 days after submission of reasonably itemized invoices or other reasonable documentary evidence therefor) by wire transfer of same day funds to CSLC, CSLC's Expenses if this Agreement shall be terminated under any of the circumstances set forth in this Section 5.6(b).

                  (e) Subject to the provisions of Sections 7.1(d) and 7.1(e) and provided that the Company is not then in material breach of any of its representations, warranties or agreements under this Agreement, the conditions set forth in Sections 6.1 and 6.2 have been satisfied or (to the extent waiveable under applicable law) waived, and this Agreement has not been terminated by CSLC or Sub pursuant to Section 7.1 (i)(i), if the Merger and the transactions contemplated by this Agreement shall not, for any reason, be consummated by CSLC and Sub, then CSLC and Sub shall pay (or cause to be paid) to the Company by wire transfer of same day funds to an account designated in writing by

Company to CSLC, a termination fee in the amount of $850,000 not later than the third business day next following the termination of this Agreement pursuant to
Section 7.1(h).

                  (f) For purposes of this Section 5.6, (i) "Third Party Acquisition" means the occurrence of any of the following events: (A) the acquisition of the Company by means of merger, business combination or otherwise by any person or entity (including any "group" within the meaning of Rule 13d-5 under the Exchange Act) other than CSLC, Sub, or any Subsidiary or affiliate thereof ("Third Party"), (B) the transfer, lease, sale or other similar disposition to or acquisition by a Third Party of 20% or more of the consolidated assets of the Company, or (C) the transfer to or acquisition by a Third Party of 20% or more of the outstanding shares of Company Common Stock; and (ii) "CSLC's Expenses" means fees and out-of-pocket expenses reasonably and actually incurred and paid by or on behalf of CSLC in connection with this Agreement, the Merger and the consummation of the transactions contemplated hereby or thereby, including all financing commitment fees and expenses, reasonable fees and expenses of outside legal counsel, accountants, experts, financial advisors and consultants to CSLC, in an aggregate amount not to exceed $2,000,000.

         SECTION 5.7 Brokers or Finders. Each of CSLC and the Company covenants as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for Schroder & Co. Inc. and Cohen & Steers, Inc., whose fees and expenses shall be fully paid for by the Company in accordance with the Company's agreement with such firms (true and complete copies of which have been delivered by the Company to CSLC), and Lehman Brothers, whose fees and expenses shall be fully paid for by CSLC in accordance with CSLC's agreement with such firm (true and complete copies of which have been delivered by CSLC to the Company). Each of CSLC and the Company hereby agrees to indemnify and hold harmless the other from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         SECTION 5.8 CSLC Advisory Board . Prior to the Effective Time, CSLC shall have taken all requisite corporate action (i) to authorize the creation of and to establish an advisory board (the " CSLC Advisory Board"), the members of whom, from time to time after the Effective Time, shall be invited to attend, but not to vote at, meetings of the CSLC Board of Directors (at the pleasure and discretion of such Board) and (ii) to cause three nominees designated by the Company (as set forth in that certain Letter Agreement dated February 7, 1999, as amended on the date hereof, between CSLC and the Company) to serve as members of the CSLC Advisory Board, for an initial term commencing at the Effective Time and expiring on the third anniversary thereof, until their successors are duly appointed by the CSLC Board of Directors. Each member of the Advisory Board shall receive a $7,000 annual retainer fee for membership on the Advisory Board and a fee of $200 for attendance or participation at each meeting of the Advisory Board and shall be entitled to participate in the same stock option and similar programs made available by CSLC to CSLC's directors (provided that each member of the Advisory Board otherwise satisfies the eligibility requirements thereof).

         SECTION 5.9 Indemnification; Directors' and Officers' Insurance. (a) The Company shall, and from and after the Effective Time, CSLC and the Surviving Entity shall, indemnify, defend and hold harmless each person who is now, or at any time prior to the date hereof has been or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not unreasonably be withheld) of or in connection with any claim, action, suit, proceeding, case or investigation ("Action") based in whole or in part on or arising in whole or in part out of or in connection with the fact that such person is or was a director, officer or employee of the Company or any Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of or in connection with this Agreement, the Merger or any of the transactions contemplated hereby or thereby, in each case to the fullest extent a corporation is permitted under applicable law to indemnify its own directors, officers and employees, as the case may be and CSLC and the Surviving Entity, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable law upon receipt of any undertaking contemplated by applicable law. Without limiting the foregoing, if any such claim, action, suit, proceeding or investigation is commenced or instituted against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or satisfactory to them and CSLC and the Surviving Entity after the Effective Time); (ii) the Company (or after the Effective Time, CSLC and the Surviving Entity) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as reasonably itemized statements therefor are received; and (iii) the Company (or after the Effective Time, CSLC and the Surviving Entity) shall use best efforts to assist in the vigorous defense of any such matter, provided that neither the Company, CSLC nor the Surviving Entity shall be liable for any settlement of any claim effected without its written consent (which consent shall not unreasonably be withheld). Any Indemnified Party electing to claim indemnification under this Section 5.9, upon learning of any such Action, shall promptly notify the Company, CSLC or the Surviving Entity of such election (but the failure so to notify the Company shall not relieve it from any liability which it may have under this Section 5.9, except to the extent such failure materially prejudices it or if it otherwise forfeits substantive rights and defenses as a result of such failure), and shall deliver to the Company (or after the Effective Time, to CSLC and the Surviving Entity) the undertaking contemplated by applicable law. The Indemnified Parties as a group may retain only one firm of legal counsel to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict in respect of any significant issue between the positions of any two or more Indemnified Parties.

                  (b) For a period of seven years after the Effective Time, CSLC shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that CSLC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time to the extent available on commercially reasonable terms; provided, however, that CSLC shall not be obligated to incur in excess of $400,000 in the aggregate under this Section 5.9(b).

                  (c) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives.

         SECTION 5.10      Proposed Simultaneous Acquisition.

                  (a) The Company hereby acknowledges that it has been advised by CSLC that CSLC, substantially simultaneously with the execution and delivery of this Agreement, is entering into an Agreement and Plan of Merger (the "ILM Merger Agreement") of even date herewith, among CSLC, Sub, and ILM Senior Living, Inc. ("ILM"), pursuant to which, upon the terms and subject to the conditions thereof, ILM will merge with and into Sub and Sub will be the surviving corporation in such merger (the "ILM Merger").

                  (b) CSLC, the Company and Sub hereby acknowledge and agree that it shall not be a condition to the respective obligations of any party to this Agreement to effect the Merger (and the transactions contemplated thereby) that the ILM Merger Agreement shall have been approved by the stockholders of ILM or CSLC, as applicable, or that the ILM Merger (and the transactions contemplated thereby) shall have been consummated.

                  (c) Notwithstanding anything to the contrary contained herein, the Company shall cooperate with all reasonable requests of CSLC to coordinate the timing of the Company Stockholders' Meeting and the meeting of stockholders required in respect of the ILM Merger; provided, however, that the Company shall not be required to agree to any material delay of the Company Stockholders' Meeting for any reason relating to the timing of the ILM stockholders meeting or any other matters related to the ILM Merger. The Company and CSLC shall cooperate and promptly provide each other with all financial and other data regarding the Company and CSLC as reasonably may be requested and required in connection with the preparation of any proxy statement and Transaction Statement on Schedule 13E-3 relating to the ILM Merger.

                  (d) (i) If this Agreement is terminated and the ILM Merger has been consummated, the Company covenants and agrees to sell, transfer and convey, or cause to be sold, transferred and conveyed, all of its or its Subsidiary's right, title and interest in that certain property owned 25% in fee by ILM II Holding and situated in Santa Barbara, California (the "Santa Barbara Property") to the surviving entity (or its designee) in the ILM Merger. The purchase price to be paid for the Santa Barbara Property shall be the appraised value of the Santa Barbara Property (as hereinafter defined) multiplied by the percentage ownership of the Santa Barbara Property held by the Company or its Subsidiary.

                           (ii) The closing of the sale of the Santa Barbara
Property shall occur at such time and place as shall be mutually agreed upon by the parties; but in no event later than 90 days subsequent to the consummation of the ILM Merger. At such closing, upon receipt of the purchase price for the Santa Barbara Property, the Company shall, or shall cause, the Santa Barbara Property to be conveyed, free and clear of all liens, claims and encumbrances, pursuant to customary documentation.

                           (iii) For purposes of this Section 5.10(d), the
"appraised value of the Santa Barbara Property" shall mean the fair market value of the Santa Barbara Property as determined by the appraisal process set forth herein. The Company and CSLC shall each appoint one independent nationally recognized asset appraisal firm within 15 days of consummation of the ILM Merger. If one party fails to appoint an appraiser within such 15-day period, the appraiser appointed by the other party shall determine the fair market value of the Santa Barbara Property. If the two appraisers fail to agree upon the fair market value of such property within 60 days of their appointment and the difference between the appraisals is 10% or less of the amount of the higher appraisal, then the appraisals shall be averaged and that average shall be the fair market value of the Santa Barbara Property. If the difference between the appraisals is greater than 10% of the higher appraisal, such two appraisers shall then mutually appoint a third independent nationally recognized asset appraisal firm and the amount designated by such mutually selected appraiser shall be the fair market value of the Santa Barbara Property.

         SECTION 5.11 Additional Agreements; Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Company, CSLC and Sub agrees to use its best efforts to take (or cause to be taken or cause to be done), all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the receipt of the Company Stockholder Approval Condition, including, without limitation, cooperating fully with the other party, including by provision of information and making all necessary filings in connection with, among other things, any Governmental Entity approval. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall promptly take all such necessary action.

         SECTION 5.12 Conveyance Taxes. CSLC and the Company shall cooperate in the preparation, execution and filing of all tax returns, questionnaires, applications or other documents regarding any conveyance taxes which become payable in connection with the transactions contemplated by this Agreement that are required to be filed prior to the Effective Time.

         SECTION 5.13 Public Announcements. The Company and CSLC shall consult with each other prior to issuing any press release or making any public statement or announcement (whether or not jointly made) with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable regulations of any national securities exchange registered pursuant to Section 6 of the Exchange Act or U.S. inter-dealer quotation system of a registered national securities association, the Company or CSLC, as the case may be, shall not issue any such press release or make any such public statement or announcement prior to such consultation.

         SECTION 5.14 Notification of Certain Matters. The Company shall give prompt notice to CSLC and Sub, and CSLC and Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty given by them and contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, CSLC, or Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default (or an event which with notice, lapse of time or both, would become a default) received by it or any of its Subsidiaries subsequent to the date hereof and prior to the Effective Time, under any material agreement or instrument, (iv) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect or CSLC Material Adverse Effect (other than changes resulting from general economic conditions or conditions relating generally to the senior living industry) shall have occurred or reasonably be likely to occur; provided, however that the delivery of any notice pursuant to this Section 5.14 shall not cure any breach or noncompliance under this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.15 Company Taxes. The actual distributions from the Company to its shareholders following its most recent taxable year end through the Closing Date plus its deemed liquidating distribution of the Company resulting from the Merger for federal income tax purposes will eliminate its "REIT taxable income" (as that term is defined in Section 857(b)(2)) from its most recent taxable year end through the Closing Date, including, without limitation, gain from the deemed sale of assets by the Company to CSLC for federal income tax purposes.

         SECTION 5.16 Original Agreement. As of the date hereof, this Agreement amends and restates the Original Agreement in its entirety.

         SECTION 5.17 Financing Commitments. Not later than the fifth business day next preceding the anticipated date of the mailing of the Company Proxy Statement in definitive form to holders of the Company Common Stock in connection with the Company's solicitation of such holders' approval and adoption of this Agreement and the Merger, CSLC shall have paid for and received and shall provide the Company with true and correct copies of one or more definitive commitments (the "Financing Commitments") from a money center financial institution or investment bank, each of national standing, sufficient in the aggregate to pay at the Effective Time the Exchange Funds.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been adopted by the affirmative vote of the holders of not less than 66-2/3% of the outstanding Company Common Stock.

                  (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity the failure to obtain which insofar as reasonably can be foreseen would have a Material Adverse Effect or a CSLC Material Adverse Effect, shall have been duly and timely filed and obtained and all applicable waiting periods, if any, pursuant to the HSR Act shall have expired or been early terminated.

                  (c)      The Company Proxy Statement on Schedule 14A and the
Schedule 13E-3 shall be filed in definitive form with the SEC and shall not be the subject of any stop order or similar proceeding.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other similar order issued by any court of competent jurisdiction or Governmental Entity preventing, materially delaying or impairing consummation of the Merger shall be in effect.

                  (e) Redemption of Holding Preferred Stock. All shares of Holding Preferred Stock shall have been redeemed at a price per share not to exceed the stated liquidation preference thereof, together with all unpaid dividends thereon accrued through the date next preceding the Closing Date.

                  (f) State Takeover Laws. Consummation of the transactions contemplated by this Agreement and the Merger shall not be subject to the provisions of any State Takeover Laws.

         SECTION 6.2 Conditions of Obligations of CSLC and Sub. The obligations of CSLC and Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived in writing by CSLC and Sub (to the extent waiveable under applicable law):

                  (a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except for representations and warranties that (i) expressly speak only as of a specific date or time which need only be true and correct as of such date and time and (ii) by their terms are qualified by materiality or any analogous limitation on scope which, for purposes of this Section 6.2(a), shall have to be true and correct in all respects), and CSLC shall have received a certificate signed on behalf of the Company by its chief executive officer or the chief financial officer to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CSLC shall have received a certificate signed on behalf of the Company by its chief executive officer or chief financial officer to such effect.

                  (c) Consents. The Company shall have obtained the consent or approval of each person or entity whose consent or approval shall be required to permit the succession by the Surviving Entity to any obligation, right or interest of the Company or any Subsidiary of the Company under any agreement or instrument, except for those the failure of which so to obtain would not in the reasonable opinion of CSLC have a Material Adverse Effect or upon consummation of the transactions contemplated by the Agreement and the Merger, a CSLC Material Adverse Effect.

                  (d) Nonforeign Status. The Company shall have delivered a certificate of Non-Foreign Status which meets the requirements of Treasury Regulation Section 1.1445-2, duly executed and acknowledged, certifying that the Company is not a foreign person for United States income tax purposes.

                  (e) Domestically Controlled Status Certificate. The Company shall have delivered a certificate certifying that the Company is a domestically controlled REIT within the meaning of Section 897(h)(4)(B).

         SECTION 6.3 Conditions of Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived in writing by the Company (to the extent waiveable under applicable law):

                  (a) Representations and Warranties. The representations and warranties of CSLC and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except for representations and warranties that (i) expressly speak only as of a specific date or time which need only be true and correct as of such date and time and
(ii) that, by their terms are qualified by materiality or any analogous limitation on scope which, for purposes of this Section 6.3 (a), shall have to be true and correct in all respects) and the Company shall have received a certificate signed on behalf of CSLC by its chief executive officer or the chief financial officer to such effect.

                  (b) Performance of Obligations of CSLC and Sub. CSLC and Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of CSLC by its chief executive officer or chief financial officer to such effect.

                  (c) Consents. CSLC shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a CSLC Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby.

                  (d) Receipt by CSLC of Proceeds of the Financing Commitments. CSLC shall have received the proceeds of the Financing Commitments sufficient in the aggregate to pay the Exchange Funds.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the holders of Company Common Stock or by the holders of CSLC Common Stock:

                  (a) by the mutual written consent of CSLC and the Company;

                  (b) by (i) CSLC, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which has not been cured within 20 business days next following receipt by the Company of notice of such breach, or (ii) the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of CSLC or Sub set forth in this Agreement which has not been cured within 20 business days next following receipt by CSLC of notice of such breach;

                  (c) by either CSLC or the Company if any permanent injunction or other order of a court, Governmental Entity or other competent authority preventing consummation of the Merger shall have been issued;

                  (d) by either CSLC or the Company if the Merger shall not have been consummated at or prior to 5:00 p.m., Eastern time, on September 30, 2000;

                  (e) by CSLC or the Company, if the Company Stockholder Approval Condition shall not have been satisfied by September 29, 2000.

                  (f) by CSLC or Sub if (i) the Company Board (or any special or other committee thereof) shall have withdrawn, modified or changed in a manner adverse to CSLC its recommendation of approval (by the holders of Company Common Stock) of this Agreement or the Merger, or shall have approved or recommended (to the holders of Company Common Stock) a Superior Proposal or (ii) the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal;

                  (g) by the Company, upon entering into a definitive agreement in respect of a Superior Proposal pursuant to Section 4.1(e) hereof; provided that the Company has complied with all provisions of Section 4.1(e), including the notice provisions thereof, and satisfies its payment obligations as provided in Section 5.6;

                  (h) by the Company if the Merger and the transactions contemplated by this Agreement shall not, for any reason, be consummated by CSLC and Sub; provided that the Company is not then in material breach of any of its representations, warranties or agreements under this Agreement, the conditions set forth in Sections 6.1 and 6.2 have been satisfied or (to the extent waiveable under applicable law) waived, and this Agreement has not been terminated by CSLC or Sub pursuant to Section 7.1(i)(i); or

                  (i) (i) by CSLC or Sub if there shall have occurred or there shall exist any events, changes, set of circumstances or conditions having or which reasonably could be likely to have a Material Adverse Effect or (ii) the Company, if there shall have occurred or there shall exist any events, changes, set of circumstances or conditions having or which reasonably could be likely to have a CSLC Material Adverse Effect.

         SECTION 7.2 Effect of Termination. If this Agreement is terminated either by the Company or CSLC as provided in Section 7.1, this Agreement forthwith shall become null and void and there shall be no liability or obligation on the part of CSLC, Sub, or the Company, or any of their respective officers or directors, except (a) with respect to the last sentence of Section 5.2, and Sections 5.6, 5.7 and 5.9 and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, except as provided in Section 8.7.

         SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the holders of Company Common Stock or by the holders of CSLC Common Stock, but, after any such approval, no amendment shall be made which by law requires further approval by such holders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

         SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective board of directors, may, to the extent legally permissible, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II and Sections 5.6, 5.7, 5.9, 5.10 and 5.11, the last sentence of Section 7.3 and this Article VIII in its entirety which shall survive termination indefinitely.

         SECTION 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

                  (a)      if to CSLC or Sub, to:
                           Capital Senior Living Corporation
                           237 Park Avenue, 21st Floor
                           New York, New York
                           (212) 551-1770 (telephone)
                           (212) 551-1774 (facsimile)

                           Attention:  Lawrence A. Cohen,
                           Vice Chairman and Chief Executive Officer,

                           with copies (which shall not constitute notice pursuant to this Section 8.2) to:

                           Capital Senior Living Corporation
                           14160 Dallas Parkway
                           Suite 300
                           Dallas, Texas  75240
                           (972) 770-5600 (telephone)
                           (972) 661-5403 (facsimile)

                           Attention:   James A. Stroud, Chairman of the Company

                                     - and -

                           Jenkens & Gilchrist, P.C.
                           1445 Ross Avenue, Suite 2900
                           Dallas, Texas  75202
                           (214) 855-4500 (telephone)
                           (214) 855-4300 (facsimile)

                           Attention:  Winston W. Walp, II, Esq.

                                     - and -

                  (b)      if to the Company, to:
                           ILM II Senior Living, Inc.
                           28 State Street, Suite 1100
                           Boston, Massachusetts  02109
                           (617) 573-5035 (telephone)
                           (617) 573-5036 (facsimile)
                           Attention:  J. William Sharman,
                           Chairman and Chief Executive Officer,

                           with a copy (which shall not constitute notice pursuant to this Section 8.2) to:

                           Greenberg Traurig
                           The MetLife Building
                           200 Park Avenue, 15th Floor
                           New York, New York  10166
                           (212) 801-9200 (telephone)
                           (212) 801-6400 (facsimile)
                           http://www.neimethc@gtlaw.com (electronic mail)

                           Attention:  Clifford E. Neimeth, Esq.

         SECTION 8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 19, 1999.

         SECTION 8.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other parties; it being hereby understood that all parties need not sign the same counterpart.

         SECTION 8.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Management Agreement between ILM II Lease Co. and Capital Senior Management 2, Inc. and Capital Senior Living Inc., and the CSLC Letter Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) except as provided in Section 5.9, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, applicable to contracts executed and performed entirely in such jurisdiction.

         SECTION 8.7 No Remedy in Certain Circumstances. Each party agrees that, should any court, or Governmental Entity or other competent authority hold any provision of this Agreement or portion hereof to be null, void or unenforceable, or order or direct any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including, without limitation, limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or portion hereof as a result of such holding or order.

         SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to CSLC or to any direct or indirect wholly-owned Subsidiary of CSLC; provided that no such assignment shall change the amount or nature of the Merger Consideration or relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         SECTION 8.9 Gender and Number Classification. All words used herein, irrespective of the number and gender specifically used, shall be deemed and construed to include or mean any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         SECTION 8.10 Knowledge. For purposes of this Agreement, "knowledge" "to its knowledge", or analogous expressions, when used with reference to the Company, CSLC and/or any of their respective Subsidiaries, means knowledge of a particular fact or set of circumstances, events or conditions by any executive officer (or employee acting in an analogous capacity) or director of the Company, CSLC or any of their respective Subsidiaries, as applicable, to the extent actually known by any one or more of such persons or, after due inquiry and reasonable investigation by one or more of such persons, should have been known.

                  IN WITNESS WHEREOF, CSLC, Sub, and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all on this 19th day of October 1999.

                                CAPITAL SENIOR LIVING CORPORATION

                                By: /s/ James A. Stroud
                                   --------------------
                                   Name: James A. Stroud
                                   Title: Chairman of the Company


                                CAPITAL SENIOR LIVING ACQUISITION, LLC

                                By: /s/ Lawrence A. Cohen
                                   ----------------------
                                   Name: Lawrence A. Cohen
                                   Title: Chief Executive Officer


                                ILM II SENIOR LIVING, INC.

                                By: /s/ J. William Sharman, Jr.
                                   ----------------------------
                                   Name: J. William Sharman, Jr.
                                   Title: Chairman of the Board of Directors,
                                          President and Chief Executive Officer

With respect to Section 5.16, the undersigned agrees and consents:


CAPITAL SENIOR LIVING TRUST I

By: /s/ Lawrence A. Cohen
   ----------------------
   Name: Lawrence A. Cohen
   Title: Trustee